UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2020

Tesla, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of Principal Executive Offices, and Zip Code)

(650) 681-5000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into a Material Definitive Agreement.

On June 10, 2020, Tesla, Inc. and Tesla Motors Netherlands B.V. (collectively, “Tesla”) and Panasonic Corporation and Panasonic Corporation of North America (collectively, “Panasonic”) entered into an amendment and restatement (the “2020 GTC”), of the General Terms and Conditions entered into between Tesla and Panasonic on October 1, 2014, as amended, which governs certain agreements for Panasonic to manufacture lithium-ion battery cells for Tesla at Gigafactory Nevada. The 2020 GTC, among other things, modifies the term to expire 10 years after Panasonic achieves certain manufacturing milestones.

On June 10, 2020, Tesla and Panasonic also entered into the 2020 Pricing Agreement (Gigafactory 2170 Cells) (the “Agreement”), effective as of April 1, 2020 until March 31, 2023, relating to the manufacture and supply by Panasonic of lithium-ion battery cells at Gigafactory Nevada. The Agreement is subject to the 2020 GTC and, among other things, sets forth the specific terms between the parties with respect to pricing, planned investments and new technology, as well as production capacity commitments by Panasonic and purchase volume commitments by Tesla over the first two years of the Agreement.

Tesla and Panasonic have also entered into other previously disclosed agreements relating to the production and supply of lithium-ion battery cells, and Panasonic invested $30.0 million in a private placement of Tesla common stock in November 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Zachary J. Kirkhorn
Zachary J. Kirkhorn Chief Financial Officer

Date: June 16, 2020